PRICING SUPPLEMENT NO. 40                                         Rule 424(b)(3)
DATED: May 1, 2001                                            File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000   Floating Rate Notes [ ]   Book Entry Notes [x]

Original Issue Date: 5/18/2001  Fixed Rate Notes [x]      Certificated Notes [ ]

Maturity Date: 5/18/2016        CUSIP#: 073928TX1

Option to Extend Maturity:      No   [x]
                                Yes  [ ]   Final Maturity Date:


                                            Optional           Optional
                       Redemption           Repayment          Repayment
Redeemable On           Price(s)             Date(s)            Price(s)
-------------        --------------       -------------       -----------
      *                    N/A                 N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 7.00%

Interest Payment Dates:**

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:

[ ]      Commercial Paper Rate             Minimum Interest Rate:

[ ]      Federal Funds Rate                Interest Reset Date(s):

[ ]      Treasury Rate                     Interest Reset Period:

[ ]      LIBOR Reuters                     Interest Payment Date(s):

[ ]      LIBOR Telerate

[ ]      Prime Rate

[ ]      CMT Rate

Initial Interest Rate:                     Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*Commencing May 18, 2004 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on ten calendar days notice.

**Commencing June 18, 2001 and on the 18th of each month thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.